UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section §240.14a-12

ESSEX RENTAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐
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ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
___________________

SUPPLEMENTAL PROXY MATERIALS
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held June 4, 2015
___________________

On May 18, 2015, the Board of Directors issued a letter to Lee D. Keddie.

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May 18, 2015

Mr. Lee Keddie
8719 258th Avenue NE
Redmond, WA 98053

Dear Mr. Keddie:

We have read your latest press release and find ourselves utterly confused. Yes, you finally accepted our invitation for a call, which occurred on May 12th (with only your lawyer doing the speaking), but neither you nor your lawyer or Mr. Casey, who was also on the call, proposed any resolution or made any specific requests. Our communication ended with the ball in your court to advise us as to the following, which advice we are still waiting:

1.
Do you accept our open offer for you and Mr. Climaco to join our Board on June 4th? We made this offer to you 10 days ago and you have yet to give us any response. Our nominating committee is moving forward with its search pending your non-response.

2.
Do you want to reconvene settlement discussions? We cannot address your concerns unless you earnestly would like to discuss them. As noted above, on our first call neither you nor Kevin Casey uttered a word, and your lawyer was unable to articulate any settlement proposal.

These matters are very straightforward Lee, and we encourage you to accept our offer or to otherwise propose settlement terms. Again, it would be very helpful if you personally would speak your mind. After all, if you join our Board, we would expect you to communicate your views candidly and openly. I invite you to call me at any time to speak principal to principal and attempt to resolve these matters.

Finally, you still seem confused regarding the Company's position on your ability to nominate directors at the Annual Meeting. As stated repeatedly and consistently, but for the sake of perfect clarity, you should understand that neither you nor your associates will be permitted to make nominations at the Annual Meeting, and votes cast on your gold proxy card will not be counted in the director election process.  We have extended our offer to join the Board notwithstanding your inability to nominate directors at the Annual Meeting.

On behalf of the Board of Directors,

/s/ Laurence S. Levy
Laurence S. Levy
Chairman

Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission and mailed to stockholders a proxy statement and other documents related to the 2015 annual meeting on April 30, 2015. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELATED MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE 2015 ANNUAL MEETING AND RELATED MATTERS. Stockholders may obtain a free copy of the Company's proxy statement and any other documents filed by the Company with the SEC at the SEC's website (www.sec.gov) and in the investor relations section of the Company's website (http://essexrental.com).

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the election of directors and the 2015 annual meeting. Information about the executive officers and directors of the Company and the number of shares of the Company's common stock beneficially owned by such persons is set forth in the proxy statement filed on April 30, 2015.

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Please fill in, date and sign the proxy card provided with our previously delivered proxy statement, and mail it promptly in the postage-paid envelope provided to make sure that your shares are represented at the Meeting. If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card.

Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at:
http://www.viewproxy.com/essexrental/2015